AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2012

Registration Statement File No. 333-82934

Registration Statement File No. 333-89840

Registration Statement File No. 333-101633

Registration Statement File No. 333-105288

Registration Statement File No. 333-110197

Registration Statement File No. 333-148765

Registration Statement File No. 333-153215

Registration Statement File No. 333-156708

Registration Statement File No. 333-159279

Registration Statement File No. 333-165909

Registration Statement File No. 333-170105

Registration Statement File No. 333-178746

Registration Statement File No. 333-179296

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-82934

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-89840

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-101633

Post-Effective Amendment No. 3 to Form S-3 Registration Statement No. 333-105288

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-110197

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-148765

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-153215

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-156708

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-159279

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-165909

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-170105

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-178746

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-179296

UNDER

THE SECURITIES ACT OF 1933

ARDEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3200380
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4939 Directors Place

San Diego, CA 92121

(858) 652-6500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Barry D. Quart, Pharm.D.

Chief Executive Officer

Ardea Biosciences, Inc.

4939 Directors Place

San Diego, CA 92121

(858) 652-6500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Catherine J. Dargan

Covington & Burling LLP

1201 Pennsylvania Avenue, NW

Washington, DC 20004

Not applicable.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment to the Registration Statements on Form S-3 listed above shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE

On June 19, 2012, pursuant to an Agreement and Plan of Merger, dated as of April 21, 2012 (the “Merger Agreement”), by and among Ardea Biosciences, Inc., a Delaware corporation (the “Company”), Zeneca Inc., a Delaware corporation (“Zeneca”), and QAM Corp., a Delaware corporation and wholly owned subsidiary of Zeneca (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Zeneca (the “Merger”). In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements on Form S-3 (File Nos. 333-82934, 333-89840, 333-101633, 333-105288, 333-110197, 333-148765, 333-153215, 333-156708, 333-159279, 333-165909, 333-170105, 333-178746 and 333-179296), each as amended (as applicable) (the “Registration Statements”).

This Post-Effective Amendment to the Registration Statements is being filed solely for the purpose of deregistering any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on June 19, 2012.

ARDEA BIOSCIENCES, INC.

By:	/s/ Barry Quart
Barry Quart
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Barry Quart	President and Chief Executive
Barry Quart	Officer (Principal Executive Officer)	June 19, 2012

/s/ John Beck	Chief Financial Officer	June 19, 2012
John Beck	(Principal Financial Officer and Principal Accounting Officer)